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                                 Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   As independent auditors, we hereby consent to the incorporation of our report dated February 18, 2003 except with respect to the matter discussed in
Note 13, as to which the date is March 14, 2003, included in this Form 10-K into the Company's previously filed Registration Statement File No. 2-77846, No. 2-81123, No. 2-95446, No. 33-12633, No. 33-27885, No. 0-10824,
No. 33-45432, No. 33-75136, No. 333-15935, No. 333-49069, No. 333-30920,
No. 333-39390, No. 333-92951, No. 333-32614 and No. 333-58274.

                                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 28, 2003